BOISE CASCADE CORPORATION

             1986 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN

                   (As Amended Through December 7, 1995)

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                         BOISE CASCADE CORPORATION
             1986 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN


       1. Purpose of the Plan. The purpose of the Boise Cascade Corporation 1986 Executive Officer Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing executive officers of the Company the opportunity to defer a portion of their compensation and thereby encourage their productive efforts.

       2.   Definitions.

            2.1 Change in Control. A Change in Control shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                  (b) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                  (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                  (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control of the Company (a "Transaction") shall not constitute a Change in Control of the Company if, in connection with the Transaction, a Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, a Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to a Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title, and the like; (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company; or (iii) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

                  For purposes of this section, "Beneficial
Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange
Act").

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                  For purposes of this section, "Person" shall
have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            2.2   Compensation.  A Participant's salary,
commission, bonus and other payments for personal services rendered by a Participant to the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursement, cost-of-living allowance, education allowance, premium on excess group life insurance, or any Company contribution to the Pension Plan or the Savings and Supplemental Retirement Plan; and the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose. Compensation shall not include any taxable income realized by, or payments made to, an employee as a result of the grant or exercise of an option to acquire stock of the Company or as a result of the disposition of such stock, and shall not include compensation resulting from any long-term incentive plan.

            2.3 Deferred Compensation Agreement. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

            2.4 Deferred Compensation and Benefits Trust. An irrevocable trust or trusts established or to be established by the Company with an independent trustee or trustees for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which nevertheless will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency and with respect to which the Company shall have received a ruling from the Internal Revenue Service that the trust is a "grantor trust" for federal income tax purposes.

                  The Deferred Compensation and Benefits Trust contains the following additional provisions:

                  (a)   If a Change in Control of the Company
does not occur within one year after the Potential Change in Control, the Company may reclaim the assets transferred to the trustee or trustees subject to the requirement that it be again funded upon the occurrence of another Potential Change in Control.

                  (b) Upon a Change in Control, the assets of the Deferred Compensation and Benefits Trust shall be used to pay benefits under this Plan, except to the extent such benefits are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those benefits.

                  (c)   The Deferred Compensation and Benefits
Trust will be terminated upon the exhaustion of the trust assets or upon payment of all the Company's obligations.

                  (d)   The Deferred Compensation and Benefits
Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a Change in Control, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

            2.5 Disability. A condition that totally and continuously prevents the Participant, for at least six consecutive months, from engaging in an "occupation" for Compensation or profit. During the first 24 months of total Disability, "occupation" means the Participant's occupation at the time the Disability began. After that period, "occupation" means any occupation for which the Participant is or becomes reasonably fitted by education, training, or experience. Notwithstanding the foregoing, a Disability shall not exist for purposes of this Plan if the Participant fails to qualify for Disability benefits under the Social Security Act, unless the Company determines, in its sole discretion, that a Disability exists.

            2.6   Early Retirement Date.  The date of a
Participant's Termination of Employment for reasons other than death or Disability, prior to attainment of age 65 but subsequent to attaining age 55, and after completing ten Years of Service with the Company.

            2.7 Executive Officer. The Chairman of the Board and Chief Executive Officer, the President and Chief Operating
Officer, any Executive Vice President, any Senior Vice
President, any Vice President, the Secretary, the Treasurer, or the Controller of the Company.

            2.8   Minimum Death Benefit.  The Minimum Death
Benefit shall be equal to the sum of the following:

                  (a)   The Minimum Death Benefit to which a
Participant is entitled for the deferrals and corresponding Company Contributions made to the Plan for the period
January 1, 1987, through December 31, 1990, which shall be an amount equal to three times the Participant's total expected deferrals up to a maximum of $500,000.

                        and

                  (b)   The Minimum Death Benefit to which a
Participant is entitled for the deferrals and corresponding Company Contributions to the Plan for the period January 1, 1992, through December 31, 1995, which shall be an amount equal to three times the Participant's total expected deferrals up to a maximum of $500,000.

                  The amount of the Minimum Death Benefit payable under this Section 2.8 shall be subject to adjustment in the event there is an alteration of the amount to be deferred as provided in Section 4.3.

            2.9   Moody's Times 130%.  The Company shall
accumulate the Participant's deferred compensation with monthly interest equivalent to an annualized rate of 130% times Moody's Composite Average of Yields on Corporate Bonds for the preceding calendar month as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Board.

            2.10 Normal Retirement Date. The first day of the month coincident with or next following a Participant's 65th birthday.

            2.11 Participant. An Executive Officer who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

            2.12  Pension Plan.  The Boise Cascade Corporation
Pension Plan for Salaried Employees, as amended from time to time.

            2.13 Potential Change in Control. A "Potential Change in Control of the Company" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

                  For purposes of this section, "Beneficial
Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange
Act").

                  For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            2.14 Service. Service as accumulated under the Company's Pension Plan.

            2.15 Termination of Employment. The Participant's ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, death or Disability.

            2.16 Year of Service. A Year of Vesting Service, as provided in the Company's Pension Plan.

       3. Administration and Interpretation of the Plan. The Company shall administer and interpret the Plan, and interpretation by the Company shall be final and binding upon a Participant. The Company may adopt rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Company may also delegate administrative responsibilities to advisors or other persons who are not employees of the Company and may rely upon information or opinions of legal counsel or experts selected to render advice with respect to the Plan.

       4.   Participant Compensation Deferral.

            4.1 Compensation Deferral. Prior to January 1, 1987, an Executive Officer who wishes to participate in the Plan shall execute a written Deferred Compensation Agreement, in the format provided by the Company, whereby the Executive Officer elects to defer a portion of his or her Compensation otherwise earned and payable on or after January 1, 1987, and through the four-year period ending December 31, 1990. An Executive Officer who is contributing to the 1982 Executive Officer Deferred Compensation Plan on January 1, 1987, shall elect prior to January 1, 1987, to participate in this Plan for four full calendar years beginning January 1 of the calendar year after his or her contributions cease to the 1982 Executive Officer Deferred Compensation Plan. Prior to January 1, 1991, an Executive Officer who wishes to participate in the Plan through the period ending December 31, 1995, shall execute a written Deferred Compensation Agreement covering such period. The amount of annual Compensation to be deferred shall be in whole percentage increments as specified in the applicable Deferred Compensation Agreement. The period during which Compensation is reduced shall be the calendar years specified in the Deferred Compensation Agreement. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

            4.2 Participation in the Plan. An Executive Officer who first attains such status subsequent to January 1, 1987, and prior to December 31, 1991, and who continues to retain his status as an Executive Officer, shall be entitled to participate in the Plan until December 31, 1995, and shall be bound by all the other terms and conditions of the Plan.
An Executive Officer who first attains such status subsequent to January 1, 1992, and prior to December 31, 1995, shall be entitled to participate in the Plan until December 31, 1995, and shall be bound by all the other terms and conditions of the Plan. An Executive Officer shall complete a Deferred Compensation Agreement within 30 days of becoming eligible and being notified of the terms and conditions of the Plan. Contributions to the Plan shall commence the first of the month following the completion of the Deferred Compensation Agreement. The Company shall notify a new Participant promptly upon becoming eligible.

            4.3 Alteration of Compensation Deferral. The amount of compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Company. A request to alter the amount of compensation deferred must be submitted by a Participant in writing to the Company prior to January 1 of the year for which such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Company, the modification shall affect only future years of participation; and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

            4.4 Company Contribution. The Company shall, at the election of a Participant, contribute an additional amount equal to 4.2% of the Participant's Compensation to the Plan, to be used to provide benefits as specified in the Deferred Compensation Agreement. If a Participant elects to have such amount contributed under the Deferred Compensation Agreement, the Company shall not make any matching contribution for such Participant under the Company Savings and Supplemental Retirement Plan.

            4.5 Continuation of Contribution. Should there be a Termination of Employment by a Participant prior to having completed the entire period of participation determined in accordance with Sections 4.1 or 4.2, the Participant may elect, subject to the approval of the Company, to continue contributing to the Plan at the same rate in effect upon Termination of Employment for such period of time, up to and including the entire period of participation determined in accordance with Sections 4.1 or 4.2, as may be approved by the Company, in which case he or she will continue to be a Participant and be bound by all the other terms and conditions of the Plan. In any such case, the Company may continue its contributions or may require the Participant to contribute the amounts formerly contributed by the Company.

       5.   Payment of Deferred Amounts.

            5.1 Participant Account. The Company shall maintain for each Participant an account by accumulating his deferred compensation plus the company contribution, if any, and, each month, the account shall be updated with a monthly rate of interest equal to Moody's Times 130%.

            5.2 Return of Deferrals. At the time a Participant executes the Deferred Compensation Agreement, he may elect to receive a return of his deferrals. Each such return of deferral shall be made in a lump sum, seven years after the end of the calendar year in which the deferral is made. Prior to January 1 of the year preceding the year in which any return of deferral is to be made, the Participant may request to defer a portion or all of the payment of the return of deferral until such time as the account would otherwise be paid and such request shall be approved or denied at the sole discretion of the Company. Any return of deferral paid shall be deemed a distribution, and, accordingly, shall be deducted from the Participant's account and shall reduce the benefits provided under this section by the dollar amount of any such payments.

            5.3 Plan Benefits. Upon Termination of Employment for reasons other than disability, a Participant shall be paid his account in a lump sum or in equal monthly installments calculated to distribute his account plus accrued interest for a period of not more than 15 years. Payments shall commence on the date and shall be made in the manner elected by the Participant in the Deferred Compensation Agreement. Unpaid balances under the installment election continue to earn interest at the rate of Moody's Times 130%. If a Participant does not make an election, his account shall be paid out in monthly installments over 15 years beginning January 1 of the year following Termination of Employment. The Participant may request other forms of payout which are subject to approval by the Company, pursuant to Section 5.4.

            5.4 Change of Election. A Participant may request a change in the payout election anytime prior to January 1 of the year benefits are scheduled to be paid, provided that the request is received by the Company at least 30 days prior to the date benefits are scheduled to be paid. The changed payout election must be one of the payout options in the original deferral agreement. Such request must be in writing and shall be approved or denied at the sole discretion of the Company. No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

                  Notwithstanding any provision in this Plan to the contrary, a Participant or Beneficiary may at any time request a single lump-sum payment of the amount credited to an account or accounts of the Participant under the Plan. The amount of the payment shall be equal to (i) the Participant's accumulated account balance under the Plan as of the payment date, reduced by (ii) an amount equal to 10% of such accumulated account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. This request must be made in writing to the Company. The lump-sum payment shall be made within 30 days of the date on which the Company received the request for the distribution. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in such event any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during this 12-month period.

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            5.5   Payment on Death After Benefits Commence.  If a
Participant dies after his benefits have commenced and prior to the distribution of his entire Participant Account, his beneficiary shall receive any benefit payments in accordance with the Deferred Compensation Agreement.

            5.6 Death Benefit. If a Participant should die while a Participant in the Plan and prior to the commencement of Plan distributions, the Company shall pay his or her designated beneficiary or beneficiaries the greater of the accumulated account balance or the Minimum Death Benefit. Payments shall be made as specified in the Deferred Compensation Agreement. The Participant Account shall be updated with a monthly rate of interest equal to Moody's Times 130%.

            5.7 Disability Benefit. For a Participant who made deferrals into the Plan prior to January 1, 1991, and who terminates prior to attaining age 65 due to a Disability, the Company shall pay the Participant in monthly installments commencing on the first day of the seventh consecutive month following the Participant's Disability, the Disability Benefit specified in the Deferred Compensation Agreement until the Participant attains his Normal Retirement Date or ceases to be totally and continuously disabled. The maximum Disability Benefit shall be an amount which when combined with Primary Social Security, company-sponsored group Long-Term Disability and disability benefits from other deferred compensation plans is equal to 80% of predisability salary. For the purpose of this maximum, the 80% of predisability salary shall be indexed to the Consumer Price Index. After a Participant who is receiving a Disability Benefit attains his Normal Retirement Date, he shall be entitled to be paid his account in accordance with the form of payment elected in the Deferred Compensation Agreement. If a Participant dies while receiving a Disability Benefit, the Participant's beneficiary shall receive the Death Benefit pursuant to Section 5.6. If a Participant meets the requirements for a Disability Benefit and the amount of the Disability Benefit on the Deferred Compensation Agreement is $0, or if there is no Disability Benefit stated on such Participant's Deferred Compensation Agreement, then the Participant's Account shall be paid in monthly installments over a 15-year period beginning the month the Disability Benefit would have been paid and unpaid account balances shall accumulate at Moody's Times 130%.

                  A Participant who makes deferrals into this Plan subsequent to December 31, 1991, shall be entitled to, in addition to the Disability Benefit described above, a Disability Benefit equal to the remaining balance, if any, of his or her Participant Account. The payment, timing, and amount of the benefit shall be consistent with the previous paragraph pertaining to a Participant's Disability Benefit.

            5.8   Recipients of Payments; Designation of
Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

       6.   Miscellaneous.

            6.1 Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

            6.2 Employment Not Guaranteed by Plan. Neither this Plan nor any action taken hereunder shall be construed as giving a Participant the right to be retained as an Executive Officer or as an employee of the Company for any period.

            6.3 Taxes. The Company shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

            6.4 Construction. The Plan shall be construed according to the laws of the state of Idaho.

            6.5   Form of Communication.  Any election,
application, claim, notice or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company shall prescribe. Such communication shall be effective upon mailing, if sent by first-class mail, postage prepaid, and addressed to the Company's office at One Jefferson Square, Boise, Idaho 83728.

       7. No Reduction in Pension Benefit. To compensate a Participant for any reduction in pension benefits under the Pension Plan which may result from a Participant's deferring Compensation under this Plan, the Company shall pay to the Participant an amount equal to the reduction in pension benefits in the same manner and at the same time as such benefits would have been paid under the Pension Plan.

       8. Amendment and Termination. The Board of Directors may, at any time, amend the Plan, provided that the amendment shall not adversely affect any right or benefit of a Participant under the Plan without the prior consent of a Participant.

       9.   Unsecured General Creditor.  Except as provided in
Section 10 hereof, participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

      10. Deferred Compensation and Benefits Trust. The Company is establishing a Deferred Compensation and Benefits Trust ("Trust"), and the Company shall comply with the terms of the Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105 percent of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the Trust, to pay the Company's obligations under this Agreement (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to this Plan.